CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated August 9, 2005, except for note (A) which is as of March 28, 2006 on the restated financial statements of Eastco Do Brasil Comercio De Alimentos LTDA (formerly FHS Eastco Do Brasil Ltda.) (the "Company") for the fiscal years ended December 31, 2004 and 2003 included in a Form 8-K/A Report being filed by the Company.


                                                 "SCHWARTZ LEVITSKY FELDMAN LLP"
Toronto, Ontario, Canada
May 8, 2006                                                Chartered Accountants